As filed with the Securities and Exchange Commission on June 26, 2015

Registration No. 333-205225

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADOBE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	77-0019522
(State of incorporation)	(I.R.S. Employer Identification No.)

345 Park Avenue San Jose, California 95110 (408) 536-6000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Adobe Systems Incorporated 2003 Equity Incentive Plan, as amended
(Full title of the plan)

Mark Garrett Executive Vice President and Chief Financial Officer Adobe Systems Incorporated 345 Park Avenue San Jose, California 95110 (408) 536-6000
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Justin Judd, Esq. Adobe Systems Incorporated 3900 North Adobe Way Lehi, Utah 84043 (408) 536-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

On June 25, 2015, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-205225) (the "Form S-8") registering 10,000,000 shares of the Registrant's common stock, par value $.0001 per share, to be issued under Registrant's 2003 Equity Incentive Plan, as amended. The Registrant is amending the Form S-8 solely to correct a clerical error in Item 8 and the Index to Exhibits, which inadvertently omitted certain exhibits to be incorporated by reference. Item 8 of the Form S-8 and the corresponding Index to Exhibits are hereby amended in their entirety as follows:
Item 8.    Exhibits
Index to Exhibits

Exhibit Number	Description	Form	Filing Date	Exhibit Number	SEC File No.	Filed Herewith
4.1	Restated Certificate of Incorporation of Adobe Systems Incorporated	8-K	04/26/11	3.3	000-15175
4.2	Amended and Restated Bylaws	8-K	10/30/12	3.1	000-15175
4.3	Specimen Common Stock Certificate	10-Q	06/25/14	4.1	000-15175
5.1	Opinion of Counsel	S-8	06/25/15	5.1	333-205225
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm	S-8	06/25/15	23.1	333-205225
23.2	Consent of Counsel, contained within Exhibit 5.1 to the Registration Statement	S-8	06/25/15	5.1	333-205225
24.1	Power of Attorney is contained on the signature page of the Registration Statement	S-8	06/25/15	24.1	333-205225
99.1	2003 Equity Incentive Plan, as amended	8-K	04/10/15	10.1	000-15175
99.2	Form of Stock Option Agreement used in connection with the 2003 Equity Incentive Plan	8-K	12/20/10	99.4	000-15175
99.3	Form of RSU Grant Notice and Award Agreement pursuant to the 2003 Equity Incentive Plan	8-K	1/28/15	10.6	000-15175
99.4	Form of Restricted Stock Agreement used in connection with the 2003 Equity Incentive Plan	10-Q	10/7/04	10.11	000-15175
99.5	2013 Performance Share Program pursuant to the 2003 Equity Incentive Plan	8-K	1/28/13	10.2	000-15175
99.6	Form of Performance Share Award Grant Notice and Performance Share Award Agreement pursuant to the 2003 Equity Incentive Plan (applicable to the 2013 Performance Share Program)	8-K	1/28/13	10.3	000-15175
99.7	2014 Performance Share Program pursuant to the 2003 Equity Incentive Plan	8-K	1/29/14	10.2	000-15175

99.8	Form of Performance Share Award Grant Notice and Performance Share Award Agreement pursuant to the 2003 Equity Incentive Plan (applicable to the 2014 Performance Share Program)	8-K	1/29/14	10.3	000-15175
99.9	2015 Performance Share Program pursuant to the 2003 Equity Incentive Plan	8-K	1/28/15	10.2	000-15175
99.10	Form of Performance Share Award Grant Notice and Performance Share Award Agreement pursuant to the 2003 Equity Incentive Plan (applicable to the 2015 Performance Share Program)	8-K	1/28/15	10.3	000-15175
99.11	Form of Director Initial Grant Restricted Stock Unit Award Agreement used in connection with the 2003 Equity Incentive Plan	8-K	12/20/10	99.6	000-15175
99.12	Form of Director Annual Grant Restricted Stock Unit Award Agreement used in connection with the 2003 Equity Incentive Plan	8-K	12/20/10	99.7	000-15175
99.13	Form of Director Annual Grant Stock Option Agreement used in connection with the 2003 Equity Incentive Plan	8-K	12/20/10	99.8	000-15175

SIGNATURES

                Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 26, 2015.

ADOBE SYSTEMS INCORPORATED
By:	/s/ Mark Garrett
Mark Garrett
Executive Vice President and Chief Financial Officer

                Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed on June 26, 2015, by the following persons in the capacities indicated.

Signature	Title
*	Chairman of the Board
John E. Warnock

*	Chairman of the Board
Charles M. Geschke

*	President and Chief Executive Officer and Director (Principal Executive Officer)
Shantanu Narayen

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Mark S. Garrett

*	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
Richard T. Rowley
*	Director
Amy L. Banse

*	Director
Kelly J. Barlow

*	Director
Edward W. Barnholt

*	Director
Robert K. Burgess

*	Director
Frank A. Calderoni

*	Director
Michael R. Cannon

*	Director
James E. Daley

*	Director
Laura B. Desmond

*	Director
Daniel L. Rosensweig

*	Director
Robert Sedgewick

*    By: /s/ Mark Garrett
Mark Garrett, as Attorney-in-Fact